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                                                                    EXHIBIT 10.6


                             UNICCO SERVICE COMPANY




                                             January 13, 1998

John P. McGillicuddy
UNICCO Service Company
Four Copley Place
Boston, MA  02116

Dear John:

        This letter will modify the employment agreement ("Agreement") dated June 25, 1996 between you and UNICCO Service Company in the following respects:

1. Your salary for the third year of the Agreement commencing July 1, 1998 will be partially deferred, and will be payable in equal monthly installments of $20,833.33 each from July 1, 1998 through June of 1999. The balance of your salary with respect to that year, which will be considered to have been previously earned in full, will be payable in one lump sum of $125,000.00 on October 15, 1999 (together with the guaranteed bonus payment of $75,000 for the third year of the Term referred to in Paragraph 3. below).

2. Your employment with UNICCO will end on June 30, 1999; however, that shall not affect UNICCO's obligation to make any of the payments referred to herein.

3. Your bonus (referred to in Paragraph 3(d) of the Agreement) will be fixed and not contingent on UNICCO's profits, incentive targets or any other factors. For the second year of the Term, it will be in the amount of $100,000.00 and be payable on October 15, 1998; and for the third year of the Term, it will be in the amount of $75,000.00 and be payable on October 15, 1999.

4.  Paragraphs 3(e), (f) and (h) are deleted from the Agreement.

5. UNICCO will reimburse you (on a net after-tax basis) for reasonable out-of-pocket expenses associated with moving your home furnishings (including packing and shipping) from your current home in the Boston area to your home in Florida.

6. Paragraph 1 of the Agreement is modified to provide that effective January 15, 1998, you shall no longer hold the title of COO and shall be relieved of the duties and obligations of such office. Thereafter, you shall only be required to expend such time and perform such services as UNICCO specifically requests, provided that such services shall be of a similar nature to those which you previously performed.






     Four Copley Place, Boston, MA 02116 - 617-859-9100 - FAX 617-859-0724
          Boston - Hartford - Providence - Syracuse - Washington, D.C.


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                             UNICCO SERVICE COMPANY


7. UNICCO agrees to reimburse your reasonable legal fees at normal hourly rates in connection with the negotiation of this modification.

        Except as herein expressly modified, all of the terms of the Agreement and the Non-Competition Agreement dated this date, are hereby confirmed and approved and shall remain in full force and effect.

        Please confirm your agreement to the foregoing by signing and returning the enclosed copy of this letter.

                                              UNICCO SERVICE COMPANY


                                              By: /s/ George Keches
                                                  ---------------------
                                                   George Keches

AGREEMENT CONFIRMED:

By: /s/ John P. McGillicuddy
    ---------------------------
     John P. McGillicuddy